UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2016

Versartis, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36361	26-4106690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4200 Bohannon Drive, Suite 250 Menlo Park, California		94025
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 963-8580

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 21, 2016, Versartis, Inc. (“we” or “us”) through our subsidiary, Versartis GmbH, entered into a Commercial Supply Agreement with Boehringer Ingelheim Biopharmaceuticals GmbH (“BI”), pursuant to which we engaged BI as a contract manufacturer to manufacture the bulk drug substance for our proprietary long-acting human growth hormone, somavaratan (VRS-317), fill it into the final container and closure and supply such drug product to us for commercial use.

Under the agreement, each calendar year we are required to reserve minimum drug substance manufacturing capacity, order from BI a minimum number of batches of drug substance, and purchase and take possession of a minimum number of batches of drug product. If we do not order and purchase these minimum quantities, we will need to pay fees to BI based on the shortfalls in our product orders or purchases, unless there is a supply failure or supply interruption by BI. The agreement includes customary terms and conditions relating to, among other things, forecast, ordering, delivery, inspection, acceptance and product warranties.

The initial term of the agreement continues for a period of eight years and, after the initial term, the agreement will automatically renew for periods of three years each. The agreement may be earlier terminated by either party for technical reasons if BI is unable to implement or consistently perform the manufacturing process on a commercial scale. We have the right to terminate this agreement if we are unable to achieve the clinical targets or target product profile for somavaratan or if we are unable to obtain regulatory approval of the product. The agreement may also be terminated by either party for the other party’s uncured material breach, insolvency, and certain change of control and force majeure events. In addition, either party may terminate the agreement without cause upon three years’ advance notice.

Upon termination of the agreement or if our demand for the product exceeds the maximum capacity reservation at BI, we have the right to add an additional manufacturing site or transfer the entire manufacturing process to ourselves or our designee.

The foregoing is only a summary of the material terms of the Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the agreement that will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Versartis, Inc.

Dated: December 28, 2016

	By:	/s/ Joshua T. Brumm
Joshua T. Brumm
Chief Financial Officer